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                                                        Exhibit 10.7


                           MEMORANDUM OF UNDERSTANDING
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Agreement dated 1/18/99 by and between The Music Connection Corporation, 1831
Wiehle Avenue, Suite 128, Reston, Virginia 20190. A De1aware corporation organized under the laws of United States of America (herein called TMC) and Audio Book Club Inc., an organization involved in the direct to consumer marketing of Audio Books, with offices at 20 Community Place, Morristown, New Jersey 07960 (herein called ABC) to enter into an exclusive marketing arrangement to promote and market TMC's Custom CD's and Digital Downloading products to ABC's customers through ABC's websites and print insert promotions in the catalog mailed to its customers under the following terms and conditions:

 1)  PRODUCTS: All music and music related video repertoire under license, with
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     rights cleared by repertoire owners available for promotion to ABC's customers for TMC's Custom CD's, Digital Downloading, Digital Video Disc and Digital Audio Disc products.

 2)  TERRITORY: Worldwide on ABC's websites subject to TMC's licensing rights
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     and USA for insert promotions in ABC's customer catalogs.

 3)  EXCLUSIVITY: ABC will not authorize any other supplier to offer any
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     products covered under this agreement as specified in paragraph 1 above through ABC's websites or through any print promotion mailings to its customers during the Term of this agreement.

 4)  TERMS: The term of this agreement (the Term) will be the three (3) year
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     period beginning January 20, 1999 with automatic three (3) year renewal terms thereafter under terms no less favorable than the terms herein. Both parties agree to negotiate in good faith during the last 90 days of the initial Term or any Renewal Term for the continuation of this agreement. ABC may terminate this Agreement with 30 days written notice at anytime alter six (6) months from the date of this Agreement.

 5)  ADVERTISING AND PROMOTION: ABC will display TMC's "musicmaker" icon on its
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     websites as a link to TMC's websites, and will include inserts supplied by
     TMC in mailings to its customers at least six (6) times per year during the Term. ABC, in addition to the ongoing link to TMC's websites, agrees to feature two (2) special event oriented promotions per year during the Term
     (a) Christmas promotion and (b) Valentine Day promotion or other on its websites. TMC will supply and up front the costs of printing and inserting the inserts for inclusion in the six (6) mailings per year to ABC customers and ABC agrees that it will not charge TMC any rental fees or insertion fees for these insert promotions.

 6)  NET PROFIT FORMULA: For purposes of calculation of the Net Profits to be
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     shared by TMC and ABC on all orders from ABC customers, the formula will be as follows: Net Revenue received from the sale of a Custom CD or Digital Download of a given single music recording excluding any shipping and handling charges and transactional taxes, less direct out of pocket costs incurred for 1) manufacturing costs including the CD-R, the jewel case, the jay cards, thermal printing on the CD-R, printing of the jay cards 2)
     direct labor costs in picking and packing 3) direct customer service charges incurred servicing ABC customers 4) credit card fees 5) all
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     third party royalty obligations including royalty due to the artists, the record labels, music publisher copyright fees and any other royalties due to the holders of rights to the music sound recording 6) the printing costs of the inserts included in the mailings to ABC customers 7) the software licensing fee for digital downloading. TMC agrees that all costs will be direct out of pocket costs and will be substantiated and will not include any indirect costs or allocation of overhead.

7)   PROFIT SHARING: TMC and ABC will share the Net Profits as follows on two
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     distinct repertoire groups as follows:

     (a) on "Co-Ventured Recordings", where TMC has agreements with owners of music content to share 50% of the profits in addition to the royalty, ABC will receive twenty-five percent (25%) of the Net Profits from all orders from ABC customers and

     (b) on all "Other Recordings", where TMC has regular licensing agreements with owners of music content, ABC will receive fifty percent (50%) of the Net Profits from all orders from ABC customers.

 8)  ACCOUNTING: TMC will compute and pay all amounts due ABC, accompanied by
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     accounting statement reflecting sales, expenses, and Net Profits, within thirty (30) days after the end of each calendar month for the preceding calendar month. TMC will provide separate accounting for orders received from ABC's websites and from its insert promotional mailings to its customers.

 9)  CONFIDENTIAL INFORMATION: Neither party will use for it's own purposes or
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     disclose to any other person any confidential information of the other party including the names and addresses of any of its customers except to its employees with a need to know it in the course of their duties or for the purpose of performing the obligations of the party concerned under this agreement.

 10) INDEPENDENT CONTRACTORS: The parties are independent contractors. Neither
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     party will be authorized or purport to act as an agent of the other, or to make any commitments on behalf of the other.

 11) GOVERNING LAWS: This agreement has been entered into in the State of
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     Virginia, and its validity, interpretation and legal effect will be governed by the laws of that state.

This agreement contains the entire understanding of the parties relating to its subject matter and cannot be changed orally.


                                Very truly yours,
                                THE MUSIC CONNECTION CORPORATION

                                By: /s/ Devarajan Puthukarai
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                                Title: President
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                                Date:    1/18/99
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AGREED:
AUDIO BOOK CLUB INC.

By: /s/ Audio Book Club Inc.
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Title:  Co-CEO
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Date:   1/19/99
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